Exhibit 99

Constellation Energy Reports

Strong Third Quarter Earnings - Affirms 14 – 18 percent 2004 Earnings Growth

BALTIMORE, Oct. 29, 2004 - Constellation Energy (NYSE: CEG) today reported earnings of $1.19 per share for the three months ending Sept. 30, 2004, compared to the $1.15 per share earned during the same period last year. Excluding special items of $(0.03) per share, Constellation Energy earned $1.22 per share, compared to the company’s earnings guidance range provided in July of $1.03 - $1.18 per share.  Earnings excluding special items for the first nine months of 2004 were $2.45 per share, up $0.36 per share or 17 percent compared to earnings excluding special items of $2.09 per share in 2003.  Reported earnings for the first nine months of 2004 were $2.36 per share compared to earnings of $0.95 per share for the first nine months of 2003.  The company affirmed calendar year 2004 earnings per share guidance of $3.15 - $3.25.

“I am pleased to report another strong quarter,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “Our focus on customer service, energy logistics and risk management continues to yield superior results.  Our leading wholesale and retail competitive supply business platform is strategically positioned to realize the opportunities presented by competitive energy procurement.  We view the expansion of the PJM interconnection and the coming adoption of competitive market rules by the Midwest ISO, as well as ongoing discussions of competitive procurement in Ohio and California, to be extremely positive.  These are early signs that the consumer benefits of deregulation and enhanced grid reliability offered by well-functioning wholesale markets are stimulating renewed interest in competitive procurement.  We have the right business model for open competitive markets and are well positioned to realize their potential,” said Shattuck.

The following table summarizes both earnings per share excluding special items and earnings per share reported in accordance with generally accepted accounting principles (GAAP) for the three and nine months ended Sept. 30, 2004 and 2003:

	Three Months Ended September 30,
	2004			2003
EARNINGS PER COMMON SHARE	Reported GAAP EPS	EPS Excluding Special Items		Reported GAAP EPS	EPS Excluding Special Items
Baltimore Gas and Electric	$0.16	$0.16		$0.12	$0.12
Merchant energy	1.07	1.07		1.03	1.03
Other nonregulated	(0.04)	(0.01	)(1)	—	—
Diluted EPS	$1.19	$1.22		$1.15	$1.15

GAAP EPS was adjusted by the following amounts to calculate EPS excluding special items:

(1) Loss on sale of investments and other assets - $0.03 per share.

	Nine Months Ended September 30,
	2004			2003
EARNINGS PER COMMON SHARE	Reported GAAP EPS	EPS Excluding Special Items		Reported GAAP EPS	EPS Excluding Special Items
Baltimore Gas and Electric	$0.72	$0.72		$0.73	$0.73
Merchant energy	1.96	1.75	(1)	1.37	1.37
Other nonregulated	(0.04)	(0.02	)(2)	0.05	(0.01	)(3)
Diluted EPS from Continuing Operations and
Before Cumulative Effects of Changes in Accounting Principles	$2.64	$2.45		$2.15	$2.09

Loss from discontinued operations - Assuming Dilution	(0.28)			—
Cumulative effects of changes in accounting principles - Assuming Dilution	—			(1.20)
Diluted EPS	$2.36			$0.95

GAAP EPS was adjusted by the following amounts to calculate EPS excluding special items:

(1) Synfuel tax credits associated with 2003 production at S.C. facility - ($0.21) per share.

(2) Net loss on sales of investments and other assets - $0.01 per share and impairment losses and other costs - $0.01 per share.

(3) Gain on sales of investments and other assets - ($0.06) per share.

Baltimore Gas and Electric (BGE)

BGE reported earnings of $0.16 per share for the third quarter of 2004, consistent with the $0.13 - $0.17 earnings per share guidance range provided in July and $0.04 higher than the $0.12 per share earned for the third quarter of 2003.  Compared to last year, the benefit from the absence of the 2003 costs of Hurricane Isabel and several other severe summer storms was partially offset by the absence of 2003 favorable Market Based Rate gas and property tax recoveries and Sarbanes-Oxley 404 attestation, enterprise information systems and other costs.

Merchant Energy

For the third quarter of 2004, our merchant energy business earned $1.07 per share. These results were above the $0.89 - $1.03 per share earnings guidance range and the $1.03 per share earned during the third quarter of 2003.  Earnings contributions from our Constellation Energy Commodities Group and Constellation NewEnergy competitive supply businesses, our synfuel investments, and our newly-acquired Ginna nuclear facility added to earnings compared to last year.  The favorable items were partially offset by Sarbanes-Oxley 404 attestation, enterprise systems and other costs and a decrease in the Mid-Atlantic generation fleet’s gross margin.  As expected, the Mid-Atlantic fleet’s gross margin decreased in the third quarter of 2004 compared to last year and will increase in the fourth quarter.

The September 2004 Financial Statements and selected supplemental information are attached.

Earnings Excluding Special Items

Constellation Energy presents earnings excluding special items in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Earnings excluding special items is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, losses from discontinued operations, gains or losses on the sale of non-core assets, and other special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations. We present earnings excluding special items because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is comparable among periods since it excludes the impact of items such as gains or losses on sales of non-core investments and workforce reduction costs, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods.  However, investors should note that these non-GAAP measures involve judgments by management (in particular, judgments as to what is or is not classified as a special item). These non-GAAP measures are also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of earnings excluding special items. Constellation Energy is unable to reconcile its 2004 earnings guidance excluding special items to GAAP earnings per share because we do not predict the future impact of special items due to the difficulty of doing so. The impact of special items could be material to our operating results computed in accordance with GAAP.

SEC Filings

The Company plans to file its Form 10-Q for the three months ended Sept. 30, 2004 on or about Nov. 8, 2004.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our Form 10-K under the forward-looking statements section.

Conference Call Oct. 29, 2004

Constellation Energy will host a conference call at 8:30 a.m. EDT on Oct. 29, 2004, to review its results. To participate, investors, analysts, and members of the media in the United States may dial 1-800-862-9098 shortly before 8:30 a.m. The international dial-in number is 1-785-424-1051. The conference call host is Constellation Energy, and the password is “Energy.”  A replay of the call will be available for one week. The replay number is 1-800-938-2376; the number for international callers is 1-402-220-1129. A live audio webcast of the conference call, as well as presentation slides and the third quarter 2004 earnings press release will be available on the Investor Relations page of the company Web site, www.constellation.com. The reference to our Web site is an active textual reference and the contents of our Web site are not part of this press release.

About Constellation Energy

Constellation Energy (www.constellation.com), a Fortune 500 company based in Baltimore, is the nation’s leading competitive supplier of electricity to large commercial and industrial customers and one of the nation’s largest wholesale power sellers. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns and operates a 12,500 MW diversified generation fleet in 11 states. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland. In 2003, the combined revenues of the integrated energy company totaled $9.7 billion.

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Addendum – Special Items Recognized in Third Quarter 2004

Net Loss on Sale of Investments and Other Assets - before-tax loss of $7.5 million, or $(0.03) per share

In the third quarter of 2004, we recognized a $(7.5) million pre-tax or $(4.6) million after-tax loss relating to the liquidation of a non-core financial investment. We have classified this as a special item for consistency with prior treatment of non-core asset dispositions.

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$2,777.9	$1,940.0	$7,216.5	$5,173.8
Regulated electric revenues	582.0	582.3	1,543.6	1,505.5
Regulated gas revenues	74.6	78.3	504.0	514.0
Total revenues	3,434.5	2,600.6	9,264.1	7,193.3

Expenses
Operating expenses	2,808.8	2,012.6	7,806.0	5,834.1
Impairment losses and other costs	1.1	—	3.7	—
Workforce reduction costs	—	0.7	—	2.1
Depreciation and amortization	138.4	127.7	391.6	355.6
Accretion of asset retirement obligations	14.5	10.7	38.1	32.0
Taxes other than income taxes	67.7	61.8	195.0	191.7
Total expenses	3,030.5	2,213.5	8,434.4	6,415.5
Net (Loss) Gain on Sales of Investments and Other Assets	(7.5)	2.1	(1.6)	16.3
Income from Operations	396.5	389.2	828.1	794.1
Other (Expense) Income	(2.7)	4.5	7.6	19.3
Fixed Charges
Interest expense	80.7	85.3	249.0	251.2
Interest capitalized and allowance for borrowed funds used during construction	(2.3)	(2.3)	(8.1)	(9.5)
BGE preference stock dividends	3.3	3.3	9.9	9.9
Total fixed charges	81.7	86.3	250.8	251.6
Income from Continuing Operations Before Income Taxes	312.1	307.4	584.9	561.8
Income Taxes	101.5	114.5	130.9	205.1
Income from Continuing Operations and Before Cumulative Effects of Changes in Accounting Principles	210.6	192.9	454.0	356.7
Loss from discontinued operations, net of income taxes of $0.1 and $26.5, respectively	(0.2)	—	(49.2)	—
Cumulative effects of changes in accounting principles, net of income taxes of $119.5	—	—	—	(198.4)
Net Income	$210.4	$192.9	$404.8	$158.3
Earnings Applicable to Common Stock	$210.4	$192.9	$404.8	$158.3

Average Shares of Common Stock Outstanding - Basic	175.5	167.0	170.7	165.9
Average Shares of Common Stock Outstanding - Diluted	176.4	167.7	171.8	166.2
Earnings Per Common Share from Continuing Operations and Before Cumulative Effects of Changes in Accounting Principles - Basic	$1.20	$1.16	$2.66	$2.15
Loss from discontinued operations - Basic	—	—	(0.29)	—
Cumulative effects of changes in accounting principles - Basic	—	—	—	(1.20)
Earnings Per Common Share - Basic	$1.20	$1.16	$2.37	$0.95
Earnings Per Common Share from Continuing Operations and Before Cumulative Effects of Changes in Accounting Principles - Diluted	$1.19	$1.15	$2.64	$2.15
Loss from discontinued operations - Diluted	—	—	(0.28)	—
Cumulative effects of changes in accounting principles - Diluted	—	—	—	(1.20)
Earnings Per Common Share - Diluted	$1.19	$1.15	$2.36	$0.95

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	September 30, 2004	December 31, 2003
ASSETS	(In Millions)
Current Assets
Cash and cash equivalents	$528.9	$721.3
Accounts receivable (net of allowance for uncollectibles of $41.6 and $51.7, respectively)	1,392.8	1,563.0
Mark-to-market energy assets	568.8	488.3
Risk management assets	594.9	249.5
Materials and supplies	201.4	203.2
Fuel stocks	327.5	196.8
Other	236.7	221.4
Total current assets	3,851.0	3,643.5
Investments And Other Assets
Nuclear decommissioning trust funds	986.8	736.1
Investments in qualifying facilities and power projects	326.8	332.6
Mark-to-market energy assets	412.1	261.9
Risk management assets	341.2	158.4
Goodwill	142.5	144.0
Other	289.6	343.8
Total investments and other assets	2,499.0	1,976.8
Property, Plant And Equipment
Nonregulated property, plant and equipment	8,600.4	8,110.0
Regulated property, plant and equipment	5,381.5	5,266.7
Nuclear fuel (net of amortization)	232.6	202.9
Accumulated depreciation	(4,191.7)	(3,978.1)
Net property, plant and equipment	10,022.8	9,601.5
Deferred Charges
Regulatory assets (net)	206.6	229.5
Other	157.0	149.6
Total deferred charges	363.6	379.1
Total Assets	$16,736.4	$15,600.9
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$1.5	$9.6
Current portion of long-term debt	528.7	343.2
Accounts payable	849.0	1,149.2
Customer deposits and collateral	187.4	194.5
Mark-to-market energy liabilities	578.1	474.6
Risk management liabilities	174.8	134.6
Other	572.0	552.2
Total current liabilities	2,891.5	2,857.9
Deferred Credits And Other Liabilities
Deferred income taxes	1,490.3	1,384.4
Asset retirement obligations	809.5	595.9
Mark-to-market energy liabilities	355.2	258.0
Risk management liabilities	505.9	170.1
Postretirement and postemployment benefits	375.5	361.8
Net pension liability	196.5	225.7
Deferred investment tax credits	73.0	78.4
Other	172.5	185.6
Total deferred credits and other liabilities	3,978.4	3,259.9
Long-Term Debt
Long-term debt of nonregulated businesses	3,747.1	3,739.2
Long-term debt of BGE	1,265.9	1,395.7
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(11.2)	(10.2)
Current portion of long-term debt	(528.7)	(343.2)
Total long-term debt	4,730.8	5,039.2
Minority Interests	125.4	113.4
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,478.6	2,179.8
Retained earnings	2,341.2	2,081.9
Accumulated other comprehensive income (loss)	0.5	(121.2)
Total common shareholders’ equity	4,820.3	4,140.5
Total Liabilities And Equity	$16,736.4	$15,600.9

Certain prior-period amounts have been reclassified to conform with the current period’s presentation

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics (Unaudited)

	Nine Months Ended September 30,
	Nuclear	Coal	Oil	Hydro & Gas	Other	Total
Generation by Fuel Type (%)
2004	49.9	33.3	2.0	12.7	2.1	100.0
2003	48.7	36.2	1.8	10.9	2.4	100.0

Utility Operating Statistics (Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2004	2003	2004	2003

ELECTRIC
Revenues (In Millions)
Residential	•with househeating	$97.3	$89.1	$310.7	$300.0
	•other	203.0	190.7	490.6	448.1
	•total	300.3	279.8	801.3	748.1
Commercial	•excluding delivery service	221.8	225.9	556.9	553.2
	•delivery service	19.8	20.1	52.8	46.9
Industrial	•excluding delivery service	19.3	39.2	80.1	107.9
	•delivery service	6.7	4.9	15.2	13.3
System Sales		567.9	569.9	1,506.3	1,469.4
Other		14.1	12.4	37.3	36.2
Total		$582.0	$582.3	$1,543.6	$1,505.6
Sales (In Thousands) - MWH
Residential	•with househeating	1,183	1,109	4,255	4,200
	•other	2,385	2,255	6,096	5,598
	•total	3,568	3,364	10,351	9,798
Commercial	•excluding delivery service	2,479	2,814	7,429	7,691
	•delivery service	1,713	1,454	4,037	3,666
Industrial	•excluding delivery service	222	651	1,269	1,905
	•delivery service	854	492	1,904	1,332
Total System Sales		8,836	8,775	24,990	24,392
GAS
Revenues (In Millions)
Residential	•excluding delivery service	$48.6	$46.4	$332.9	$320.0
	•delivery service	0.8	0.8	10.0	9.9
	•total	49.4	47.2	342.9	329.9
Commercial	•excluding delivery service	14.3	14.3	98.2	95.7
	•delivery service	3.7	3.4	19.7	17.0
Industrial	•excluding delivery service	1.1	1.2	7.0	8.3
	•delivery service	1.6	2.2	5.6	8.0
System Sales		70.1	68.3	473.4	458.9
Off-System Sales		4.0	11.4	28.6	60.1
Other		1.2	1.3	5.4	5.5
Total		$75.3	$81.0	$507.4	$524.5
Sales (In Thousands) - DTH
Residential	•excluding delivery service	2,633	2,909	27,741	29,144
	•delivery service	362	422	4,398	4,812
	•total	2,995	3,331	32,139	33,956
Commercial	•excluding delivery service	1,056	1,170	9,644	10,074
	•delivery service	5,759	5,019	24,375	20,932
Industrial	•excluding delivery service	77	75	635	765
	•delivery service	3,090	3,662	10,903	13,610
System Sales		12,977	13,257	77,696	79,337
Off-System Sales		594	1,965	4,005	8,701
Total		13,571	15,222	81,701	88,038

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating/Cooling Degree Days (Calendar-Month Basis)

Heating Degree Days	•Actual	49	57	3,111	3,482
	•Normal	87	87	3,078	3,034
Cooling Degree Days	•Actual	538	580	831	733
	•Normal	581	577	818	816

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Nine Months Ended September 30,
	2004	2003

Ratio of Earnings to Fixed Charges	3.13	3.03

Effective Tax Rate (includes $102.5 million of synthetic fuel tax credits for the nine months ended September 30, 2004)	22.0%	35.9%

Equity Investment In Nonregulated Businesses — End of Period	$3,377.8	$2,448.3

Equity Investment In Utility Business — End of Period	$1,442.5	$1,473.4

Common Stock Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Common Stock Dividends - Per Share
•Declared	$0.285	$0.260	$0.855	$0.780
•Paid	$0.285	$0.260	$0.830	$0.760

Market Value Per Share
•High	$41.18	$37.65	$41.47	$37.65
•Low	$36.76	$31.75	$35.89	$25.17
•Close	$39.84	$35.78	$39.84	$35.78

Shares Outstanding—End of Period (In Millions)	175.7	167.1	175.7	167.1

Book Value per Share—End of Period	$27.43	$23.47	$27.43	$23.47